Exhibit 99.1
Contact: Maria Brous
(863) 680-5339

Publix announces board member resignation
LAKELAND, Fla., March 26, 2026 — Publix Super Markets today announced Michael Graham will resign from its board of directors, effective March 31, 2026. Graham’s decision to resign is due to personal health considerations.
The board expressed their appreciation to Graham for his service and dedication to the company. “We are grateful to Michael for serving on our board and for his contributions to Publix. We respect and support his decision to prioritize his health, and we wish him and his family all the best in the future,” commented Publix Executive Chairman Todd Jones.
Publix, the largest employee-owned company in the U.S. with more than 260,000 associates, currently operates 1,432 stores in Florida, Georgia, Alabama, Tennessee, South Carolina, North Carolina, Virginia and Kentucky. For 28 consecutive years, the company has been recognized by Fortune as a great place to work. In addition, Publix’s dedication to superior quality and customer service is recognized among the top in the grocery business. For more information, visit the company’s newsroom at corporate.publix.com/newsroom. ###